Registration Statement No. 33-

                    SECURITIES  AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                    Form S-8
                    Registration Statement
                    Under
                    The Securities Act of 1933
                    GOULDS PUMPS, INCORPORATED
                    (Exact name of Registrant as Specified in its Charter)

                Delaware
                (State or other Jurisdiction of Incorporation or Organization)

                15-0321120
                (IRS Employer Identification No.)

                240 Fall Street
                Seneca Falls, New York 13148
                (Address of principal executive offices)

                1994 Incentive Plan for Non-Employee Directors
                (Full Title of Plan)

                Eugene B. Bradshaw, General Counsel
                Goulds Pumps, Inc.
                240 Fall Street
                Seneca Falls, New York 13148
                (315) 568-7207
(Name, address, including zip code, and telephone number of Agent for Service)

               CALCULATION OF REGISTRATION FEE

Title of                                            Maximum
securities          Amount          Offering        Aggregate     Amount of
to be               to be           Price per       Offering      registration
registered          registered(1)   Share(2)        Price(2)      fee(2)



Common Stock,       175,000          $20.625       $3,609,375     $1,244.62
$1.00 par value     shares




(1) The registration statement also includes an indeterminate number of additional shares that may become issuable as a result of terminated, expired or surrendered options to purchase Common Stock, or pursuant to the antidilution provisions of the Plan.

(2) In accordance with Rule 457, calculated on the basis of the closing sale price of the Common Stock on the NASDAQ National Market System on June 24, 1994.

    PART II

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in the registration statement:

(a) The registrant's annual report on Form 10-K for the year ended December 31, 1993.

(b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

(c) The description of the registrant's Common Stock contained in the registrant's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS  AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 12 of the Company's bylaws provides that each person who was or is involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the request of the Company as a director or officer for another entity) while serving in such capacity shall, except in certain suits initiated by such persons, be indemnified and held harmless by the Company, to the full extent authorized by Section 145 of the Delaware General Corporation Law, as in effect (or to the extent authority for indemnification is broadened, as it may be amended) against all expenses (including attorneys' fees, judgments, fines, and amounts to be paid in settlement) actually and reasonably incurred by such person in connection therewith. Such Article 12 further provides that rights conferred thereby shall be contract rights and shall include the right to be paid by the Company the expenses incurred in defending the proceedings specified above, in advance of their final disposition, consistent with the provisions of applicable law then in effect.

Article 12 of the Company's bylaws also permits the Company, by action of its Board of Directors, to provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

Article 12 of the Company's bylaws also provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition above shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Company's Certificate of Incorporation or bylaws, or otherwise, and the indemnification provisions of the bylaws shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity.

Finally, Article 12 of the Company's bylaws authorizes the Company to maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expenses, judgment, fines or amounts paid in settlement as specified in the bylaws to the fullest extent permitted by applicable law then in effect.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS

The following exhibits are filed with this Registration Statement:

4.1 Restated Certificate of Incorporation of the registrant, incorporated by reference to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1985, wherein such exhibit is designated Exhibit 19.

4.2 Amendment to Certificate of Incorporation of the registrant, incorporated by reference to the registrant's definitive Proxy Statement for its Annual meeting of Stockholders held on May
    4, 1988, wherein such exhibit is designated Exhibit B.

4.3 Amendment to Certificate of Incorporation of the registrant, incorporated by reference to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, wherein such exhibit is designated Exhibit A.

4.4 1994 Incentive Plan to for Non-Employee Directors, incorporated by reference to the registrant's definitive Proxy Statement for its Annual meeting of Stockholders held on May
    4, 1994, wherein such exhibit is designated Exhibit A.

5   Opinion of Eugene B. Bradshaw, Esq., Vice President,
    Secretary, and General Counsel of registrant (including consent).

23 Consent of Deloitte & Touche (included at page II-7).

ITEM 9. UNDERTAKINGS

a.) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's charter, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES




Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seneca Falls, State of New York, on June 21, 1994.

                                         GOULDS PUMPS, INCORPORATED


                                         By /s/
                                               Stephen V. Ardia
                                               President and C.E.O.

                          POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints STEPHEN V. ARDIA, JOHN P. MURPHY, and EUGENE B. BRADSHAW, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE                         CAPACITY                           DATE


/s/                           Chairman of the Board;           June 21, 1994
Robert L. Tarnow              Director

/s/                           President and Chief              June 21, 1994
Stephen V. Ardia              Executive Officer
                              (Principal Executive
                              Officer); Director


/s/                           Vice President and               June 21, 1994
John P. Murphy                Chief Financial Officer
                              (Principal Financial
                              and Accounting Officer)


/s/                           Director                         June 21, 1994
William R. Fenoglio


/s/                           Director                         June 21, 1994
William W. Goessel


/s/                           Director                         June 21, 1994
Melvin Howard


/s/                           Director                         June 21, 1994
Barbara B. Lucas


/s/                           Director                         June 21, 1994
Thomas C. McDermott


/s/                           Director                         June 21, 1994
James C. Miller III


/s/                           Director                         June 21, 1994
Peter Oddleifson


/s/                           Director                         June 21, 1994
Arthur M. Richardson




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Goulds Pumps, Incorporated and its subsidiaries on Form S-8 of our report dated January 26, 1994, appearing in the Annual Report on Form 10-K of Goulds Pumps, Incorporated and its subsidiaries for the year ended December 31, 1993.


/s/
   Deloitte & Touche
   Rochester, New York

   June 27, 1994


                               EXHIBIT  INDEX



No.                  Description

4.1 Restated Certificate of Incorporation of the registrant, incorporated by reference to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1985, wherein such exhibit is designated Exhibit 19.


4.2 Amendment to Certificate of Incorporation of the registrant, incorporated by reference to the registrant's definitive Proxy Statement for its Annual meeting of Stockholders held on May
    4, 1988, wherein such exhibit is designated Exhibit B.

4.3 Amendment to Certificate of Incorporation of the registrant, incorporated by reference to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, wherein such exhibit is designated Exhibit A.


4.4 1994 Incentive Plan for Non-Employee Directors, incorporated by reference to the registrant's definitive Proxy Statement for its Annual meeting of Stockholders held on May
    4, 1994, wherein such exhibit is designated Exhibit A.


5   Opinion of Eugene B. Bradshaw, Esq., Vice President,
    Secretary, and General Counsel of registrant (including consent)(included at page II-9).

23  Consent of Deloitte & Touche (included at page II-7).


                               EXHIBIT  5


                                                        June 21, 1994


To:  Goulds Pumps, Incorporated
     Board of Directors

Re:  Registration Statement on Form S-8


Gentlemen:

      I have acted as your counsel in connection with a Registration
Statement on Form S-8 to be filed by Goulds Pumps, Inc. with respect to its 1994 Incentive Plan for Non-Employee Directors with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended. Such Registration Statement may be amended, from time to time, by one or more amendments at the request of the Commission, or on your own initiative, either before or after its effective date. The Registration Statement, as so amended or to be amended, covers the shares of common stock, par value $1.00 (the "Common Stock") of Goulds Pumps referred to therein.

      I have examined originals or copies, identified to my satisfaction, of such documents and records of Goulds Pumps, and such other documents and records as I have deemed necessary, as a basis for the opinion hereinafter expressed.

      Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that, subject to an order or other appropriate action by the Commission declaring the Registration Statement effective, the Common Stock, when sold, will be legally issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
                                                              Very truly yours,



                                                         /s/
                                                              E. B. Bradshaw